Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 28, 1999
 (Date of Report)

NATIONAL CITY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10074	34-1111088

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)

(216) 575-2000
(Registrant’s telephone number, including area code)

Item 5. Other Events

      On October 26, 1999 the Registrant issued a News Release that the Board of Directors of the National City Corporation (NYSE:NCC) had authorized, at its October 25 meeting the repurchase of up to 30 million shares of National City’s issued and outstanding common stock, subject to a purchase limit of $1.0 billion. There are approximately 616 million common shares outstanding and approximately 7.4 million shares remaining from a previous authorization that will be repurchased prior to the execution of the new authorization. All repurchased shares will be held as treasury shares for reissue in connection with the Corporation’s dividend reinvestment and stock option plans, and for general corporate purposes. The shares will be acquired either in the open market or in privately negotiated transactions in accordance with applicable regulations of the Securities and Exchange Commission.

      Reference is made to the News Release, dated October 26, 1999, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

a)	Financial Statements of Business Acquired: None

b)	Pro Forma Financial Information: None

c)	Exhibits:

      99.1 News Release, dated October 26, 1999 incorporated HEREIN by reference.

Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 28, 1999	By	/s/ Carlton E. Langer

Carlton E. Langer Assistant General Counsel